Exhibit 10.20

SECOND AMENDMENT TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT AND WARRANT AMENDMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND WARRANT AMENDMENT (this “Agreement”) is made as of May 20, 2015, by and among DAYBREAK OIL AND GAS, INC., a Washington corporation (the “Company”), and MAXIMILIAN RESOURCES LLC, a Delaware limited liability company, as successor-in-interest to Maximilian Investors LLC, a Delaware limited liability company (the “Lender”).

WHEREAS, the Lender and the Company are parties to that certain Amended and Restated Loan and Security Agreement, dated as of August 28, 2013, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement and Share Repurchase Agreement dated as of August 21, 2014 (as the same has been and may hereafter be amended from time to time, herein the “Loan Agreement”), pursuant to which Lender extended certain credit and other financial accommodations to the Company.

WHEREAS, the Lender is the owner, beneficially and of record, of warrants (the “Warrants”) to purchase up to 6,550,281 shares of Common Stock, all on the terms and subject to the limitations set forth in that certain Warrant Agreement dated as of August 28, 2013 by and between the Company and the Lender, as amended by the First Amendment to Warrant Agreement dated as of February 14, 2014 (as amended, the “Warrant Agreement”), and those certain Warrant Certificate Nos. W-082813 and W-051914 issued to Lender by the Company with respect to the Warrants (the “Warrant Certificates”).

WHEREAS, the Company and the Lender have agreed to modify the exercise price of the Warrants in exchange for certain advances and modifications to the Loan Agreement and the Loan (as defined in the Loan Agreement), as set forth herein.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.

Defined Terms.  Unless otherwise indicated, capitalized terms used and not otherwise herein defined shall have the respective meanings ascribed thereto in the Loan Agreement.

Section 2.

Warrant Exercise Price.  With respect to Warrants outstanding as of the date of this Agreement, the Exercise Price (as defined in the Warrant Agreement and each Warrant Certificate) of such Warrants is hereby amended to be $0.04 per share.   Further, the Warrant Certificates are hereby cancelled and replaced with the replacement Warrant Certificate to be delivered by the Company in substantially the form attached hereto as Exhibit A.

Section 3.

Modification to Loan Payment.  The Loan Agreement is hereby amended so that, with respect to Payment Dates occurring in April, May and June 2015, the Required Monthly Payment shall be a payment equal to (a) the Regular Interest for the immediately preceding calendar month plus the Commitment Fee, plus (b) an amount of the outstanding principal balance of the Loan determined by the Company in its sole discretion (such payment amount, the “Reduced Monthly Payment”).  The Lender hereby waives any Borrower Event of Default based on the Company’s failure prior to the date hereof to pay principal, interest or Commitment Fees when due under the Loan Agreement.

Section 4.

Further Assurances.  Each party hereto agrees to perform any and all further acts and to execute and deliver any documents which may reasonably be necessary to carry out the provisions of this Agreement.

Section 5.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws rules.

Section 6.

Binding Effect.  This Agreement is binding on, and will inure to the benefit of, the parties hereto and their respective successors, permitted assigns, heirs, and legal representatives.

Section 7.

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

Section 8.

Entire Agreement.  This Agreement contains the entire agreement of the parties and embodies all the representations and warranties which have been made between them with respect to the subject matter hereof.  All previous agreements or understandings between the parties hereto with respect to its subject matter, whether in writing or oral, are merged into this Agreement.

Section 9.

Severability.  In the event that any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein, unless the deletion of such provision or provisions would result in such a material change so as to cause completion of the transactions contemplated herein to be unreasonable.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

DAYBREAK OIL AND GAS, INC.

By:	/s/ JAMES F. WESTMORELAND
Name: James F. Westmoreland
Title: President and Chief Executive Officer

LENDER:

MAXIMILIAN RESOURCES LLC

By:	/S/ Zach Weiner
Name: Zach Weiner
Title: Portfolio Manager

Signature Page to Second Amendment to Amended and Restated Loan and Security Agreement

and Warrant Amendment

EXHIBIT A

WARRANT CERTIFICATE

SEE ATTACHED

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES, OR (III) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

EXERCISABLE ON OR BEFORE

5:00 P.M., NEW YORK TIME, August 28, 2016

No. W - 052015	6,550,281 Warrants
(Amends, supercedes and replaces
Nos. W - 082813 and
W - 051914)

WARRANT CERTIFICATE

This Warrant Certificate certifies that MAXIMILIAN RESOURCES LLC, a Delaware limited liability company and successor-in-interest to Maximilian Investors LLC, a Delaware limited liability company, or its registered assigns is the registered holder of six million, five hundred fifty thousand, two hundred eighty-one (6,550,281) Warrants to purchase, at any time from August 28, 2013 until 5:00 P.M.  New York City time on August 28, 2016 (“Expiration Date”) up to six million, five hundred fifty thousand, two hundred eighty-one (6,550,281) shares (“Shares”) of fully-paid and nonassessable common stock, no par value (“Common Stock”), of Daybreak Oil and Gas, Inc., a Washington corporation (the “Company”), at the initial exercise price, subject to adjustment in certain events (the “Exercise Price”), of $0.04 per Share upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement between the Company and the Subscriber therein dated as of August 28, 2013, as amended by that certain First Amendment to Warrant Agreement dated as of February 14, 2014 and that certain Second Amendment to Amended and Restated Loan and Security Agreement and Warrant Amendment dated as of May 20, 2015 (as amended, the “Warrant Agreement”).  Payment of the Exercise Price may be made in cash, by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination of cash or certified or official bank check, in accordance with paragraph 3 of the Warrant Agreement.

No Warrant may be exercised after 5:00 P.M., New York City time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants.

The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and/or number of the Company’s securities issuable thereupon may, subject to certain conditions, be adjusted.  In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

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IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

DAYBREAK OIL AND GAS, INC., a Washington corporation

By:	/s/ JAMES F. WESTMORELAND
Name: James F. Westmoreland
Title: President and Chief Executive Officer